Exhibit 99.1

News Release

Contacts:    Media:                        Investor Relations:
David Bruce                    Bob Brunn
(305) 500-4999                (305) 500-4053

Ryder Reports First Quarter 2017 Results

•	Q1 GAAP EPS from Continuing Operations Down $0.34 or 32% to $0.71, Impacted by Lower Used Vehicle Sales and Rental Results of $0.44

•	Q1 Comparable EPS (non-GAAP) from Continuing Operations Down $0.30 or 27% to $0.82 Impacted by Items Above

•	Record Q1 Total Revenue Grows 7% to $1.7 Billion; Record Q1 Operating Revenue (non-GAAP) Up 3% to $1.4 Billion

•
Revised Full-Year 2017 GAAP EPS Forecast Range of $3.90 to $4.20 vs. Prior Forecast of $4.78 to $5.08, Driven by a More Challenging Environment for the Company's Transactional Businesses, Primarily in Commercial Rental

•	Revised Full-Year 2017 Comparable EPS Forecast Range (non-GAAP) of $4.25 to $4.55 vs. Prior Forecast of $5.10 to $5.40

MIAMI, April 25, 2017 - Ryder System, Inc. (NYSE: R), a leader in commercial fleet management, dedicated transportation, and supply chain solutions, today reported first quarter earnings and revenue. Results for the three months ended March 31 were as follows:

(dollars in millions, except EPS)	Earnings Before Taxes			Earnings			Diluted Earnings Per Share
	2017	2016	Change	2017	2016	Change	2017	2016	Change
GAAP	$60.0	88.7	(32)%	$38.3	56.2	(32)%	$0.71	1.05	(32)%
Non-operating pension costs	7.2	6.9		4.2	4.0		0.08	0.07
Operating tax adjustment	2.2	—		1.7	—		0.03	—
Comparable (non-GAAP)	$69.4	95.6	(27)%	$44.2	60.1	(27)%	$0.82	1.12	(27)%

The Company reported record first quarter total revenue and operating revenue (a non-GAAP measure excluding all fuel and subcontracted transportation). Total revenue increased due to higher operating revenue and subcontracted transportation, reflecting new business and higher volumes. Total revenue also grew due to higher fuel costs passed through to customers, partially offset by negative impacts from foreign exchange. Operating revenue increased due to higher contractual ChoiceLease (lease) revenue and higher revenue in the supply chain solutions and dedicated transportation business segments, partially offset by lower transactional rental revenue and negative impacts from foreign exchange. Total revenue

Exhibit 99.1

and operating revenue for the three months ended March 31 were as follows:

(in millions)	Total Revenue				Operating Revenue (non-GAAP)
	2017	2016	% Change	% Change excl. FX (non-GAAP)	2017	2016	% Change	% Change excl. FX
Total	$1,748.2	1,629.7	7%	8%	$1,445.1	1,406.0	3%	4%
FMS	$1,132.5	1,097.9	3%	4%	$962.2	962.3	—%	1%
DTS	$266.7	244.8	9%	9%	$193.4	190.3	2%	2%
SCS	$462.7	388.7	19%	20%	$361.8	322.4	12%	13%

Commenting on the Company’s first quarter results, Ryder Chairman and CEO Robert Sanchez said, "Ryder's results came in at the bottom end of our forecast range, driven by weaker than expected rental demand, which is consistent with the soft freight environment. In addition, used vehicle sales results were slightly below plan, due to modestly lower pricing. Although our transactional business results were below expectations, the solid growth in the contractual parts of our business reflects ongoing secular trends favoring outsourcing, with 45% of our growth now coming from customers who are outsourcing for the first time. Supply Chain Solutions outperformed our expectations, showing solid revenue and earnings growth, driven primarily by new business. Ryder's financial position remains strong, as we delivered positive free cash flow, and leverage is near the midpoint of our target range."

First Quarter Business Segment Operating Results

Fleet Management Solutions
In the Fleet Management Solutions (FMS) business segment, total revenue was $1.13 billion, up 3% compared with $1.10 billion in the year-earlier period. FMS operating revenue (a non-GAAP measure excluding fuel) was $962 million, consistent with the year-earlier period. Lease revenue increased 5% reflecting a larger average fleet size and higher prices on replacement vehicles. The lease fleet (excluding U.K. trailers) increased by 1,700 vehicles year-to-date, partly due to a higher number of vehicles being prepared for sale. Adjusting for these units, the lease fleet grew by 1,200 vehicles year-to-date. Commercial rental revenue decreased by 15% from the year-earlier period due to lower demand.

FMS earnings before tax were $52.1 million, down 37% compared with $83.3 million in the same period of 2016. Decreased earnings reflect lower used vehicle sales results and commercial rental performance. Results benefited from lower overheads and improved results in lease and SelectCare (maintenance), partially offset by $9 million of accelerated depreciation on vehicles and higher maintenance costs on an

Exhibit 99.1

older fleet. Commercial rental performance declined due to lower demand. Rental power fleet utilization was 67.2% for the first quarter, down from 70.4% in the year-earlier period. Used vehicle results declined primarily due to a lower market pricing environment. FMS earnings before tax as a percentage of FMS total revenue and FMS operating revenue (a non-GAAP measure) were 4.6% and 5.4%, respectively, down 300 and 330 basis points, primarily reflecting lower used vehicle sales and commercial rental results.

Dedicated Transportation Solutions
In the Dedicated Transportation Solutions (DTS) business segment, total revenue was up 9% to $267 million and DTS operating revenue (a non-GAAP measure excluding fuel and subcontracted transportation) was up 2% to $193 million compared with the year-earlier period. DTS total revenue growth reflects higher operating revenue and increased subcontracted transportation resulting from new business, as well as higher fuel costs passed through to customers. DTS operating revenue grew as a result of higher pricing and increased volumes.

DTS earnings before tax of $11.3 million decreased 21% compared with $14.3 million in 2016, primarily due to higher insurance costs and increased operating costs on an older fleet. DTS earnings before tax as a percentage of DTS total revenue and DTS operating revenue (a non-GAAP measure) were 4.2% and 5.8%, respectively, down 160 and 170 basis points from the year-earlier period.

Supply Chain Solutions
In the Supply Chain Solutions (SCS) business segment, total revenue was up 19% to $463 million and SCS operating revenue (a non-GAAP measure excluding fuel and subcontracted transportation) was up 12% to $362 million compared with the year-earlier period. SCS total revenue growth reflects higher operating revenue and increased subcontracted transportation resulting from new business. SCS operating revenue grew across all industry verticals, primarily as a result of increased volumes, new business, and higher pricing.

SCS earnings before tax of $27.4 million increased 39% from $19.8 million in 2016, primarily driven by revenue growth. SCS earnings before tax as a percentage of SCS total revenue and SCS operating revenue (a non-GAAP measure) were 5.9% and 7.6%, respectively, up 80 and 150 basis points from the prior year.

Exhibit 99.1

Corporate Financial Information
Central Support Services
Central Support Services (CSS) are overhead costs incurred to support all business segments and product lines. Most CSS costs are allocated to the business segments. In the first quarter of 2017, unallocated CSS costs were $10 million, consistent with the year-earlier period.

Items Excluded from Segment and Comparable Earnings
Non-operating components of pension costs are excluded from both segment earnings before tax and comparable earnings (a non-GAAP measure) in order to more accurately reflect the operating performance of the business. Non-operating pension costs totaled $7.2 million ($4.2 million after tax) or $0.08 per diluted share in the first quarter of 2017, up from $6.9 million ($4.0 million after tax) or $0.07 per diluted share in the year-earlier period.

During the first quarter of 2017, the Company identified certain operating tax expenses that had not been recognized in prior period earnings. Accordingly, the Company recognized a one-time charge of $2.2 million ($1.7 million after tax) or $0.03 per diluted share as a cumulative correction in selling, general and administrative expenses.

Income Taxes
The Company’s effective income tax rate and comparable income tax rate (a non-GAAP measure) from continuing operations for the first quarter of 2017 decreased 50 and 70 basis points, respectively, to 36.2% and 36.4%. The decrease in the effective and comparable income tax rates reflect a reduction of the valuation allowance for foreign deferred taxes.

Capital Expenditures
Year-to-date capital expenditures decreased to $436 million, compared with $498 million in 2016. The decrease in capital expenditures reflects lower planned investments in the lease fleet, partially offset by higher planned investments to refresh the commercial rental fleet. Proceeds, primarily from used vehicle sales, of $97 million decreased 20% compared with $121 million in 2016, primarily due to lower vehicle pricing. Net capital expenditures (including proceeds from the sale of assets) were $340 million in 2017, down from $377 million in 2016.

Exhibit 99.1

Cash Flow and Leverage
Year-to-date operating cash flow was $331 million, down 10% from $368 million in 2016. Total cash generated (a non-GAAP measure that includes proceeds from used vehicle sales) was $444 million, compared with $514 million in 2016. Free cash flow (a non-GAAP measure) was $83 million, compared with negative $61 million in 2016, reflecting lower net capital spending. The Company’s full-year 2017 forecast for operating cash flow remains unchanged at $1.7 billion. The Company's full-year free cash flow forecast remains unchanged at $250 million.

Debt decreased by $65 million compared with year-end 2016. Debt to equity was 256% compared with 263% at year-end 2016, and within Ryder’s long-term target range of 225% to 275%. The year-end debt to equity forecast remains unchanged at 240%.

2017 Earnings Forecast

Commenting on the Company’s outlook, Mr. Sanchez said, "We are reducing our full-year earnings forecast, driven by lowered expectations in our transactional businesses, primarily in commercial rental. Although we are seeing a seasonal uptick in commercial rental demand, the weaker than expected demand that we saw in the first quarter is expected to continue through the balance of the year. Based on our demonstrated ability to quickly right size our fleet to shifts in market demand, we expect improved rental utilization comparisons in the second half. Used vehicle sales results are anticipated to be below original expectations due to modestly lower pricing, reflecting continued high levels of inventory in the used vehicle market. We expect Ryder's used vehicle inventories to be near the midpoint of our target range by year end, which better positions us as we enter 2018. We also anticipate maintenance costs to be moderately above our prior forecast due to increased costs on certain older model year vehicles. Supply Chain Solutions is expected to perform generally in line with expectations for the full year, as the first quarter out-performance is not expected to continue in the remainder of the year. We expect Dedicated Transportation Solutions to continue to be negatively impacted by the items we saw in the first quarter but to a lesser degree. Lease sales continue to be strong, especially growth from companies that are outsourcing for the first time, and we expect to meet or exceed our full year fleet growth forecast. The business is generating positive free cash flow and leverage is expected to decline, which provides us with increasing financial flexibility as we move into 2018."

In view of these factors, Ryder is revising its full-year 2017 GAAP EPS forecast to a range of $3.90 to $4.20 from a prior forecast of $4.78 to $5.08. Additionally, the Company's full-year 2017 comparable EPS

Exhibit 99.1

forecast has been revised to a range of $4.25 to $4.55 from a prior range of $5.10 to $5.40. The Company is also establishing a second quarter 2017 GAAP EPS forecast range of $0.79 to $0.89, and a comparable EPS forecast range of $0.87 to $0.97, reflecting unfavorable year-over-year comparisons in both commercial rental and used vehicle sales, as well as from accelerated depreciation on vehicles.

Supplemental Company Information

First Quarter Net Earnings

(dollars in millions, except EPS)	Earnings		Diluted EPS
	2017	2016	2017	2016
Earnings from continuing operations	$38.3	56.2	$0.71	1.05
Discontinued operations	(0.1)	(0.4)	—	(0.01)
Net earnings	$38.1	55.8	$0.71	1.04

Business Description
Ryder System, Inc. is a FORTUNE 500® commercial fleet management, dedicated transportation, and supply chain solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. The Company’s financial performance is reported in the following three, inter-related business segments:

•
Fleet Management Solutions - Ryder’s FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to commercial rental and used vehicle sales, customers rely on Ryder’s expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best - so they can grow.

•
Dedicated Transportation Solutions - Ryder’s DTS business segment combines the best of Ryder’s leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.

•
Supply Chain Solutions - Ryder’s SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas,

Exhibit 99.1

technology, and retail industries rely on Ryder’s leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.

Notations
Earnings Before Tax (EBT): Ryder’s primary measurement of business segment financial performance, earnings before tax (EBT), allocates Central Support Services to each business segment and excludes restructuring and other items, as well as non-operating pension costs.

Capital Expenditures: In Ryder’s business, capital expenditures are generally used to purchase revenue earning equipment (trucks, tractors, and trailers) primarily to support the full service lease product line and secondarily to support the commercial rental product line within Ryder’s FMS business segment. The level of capital required to support the full service lease product line varies directly with customer contract signings for growth and replacement vehicles. These contracts are long-term agreements that result in ongoing revenues and cash flows to Ryder, typically over a three- to ten-year term. The commercial rental product line utilizes capital for the purchase of vehicles to replenish and expand the Company’s fleet available for shorter-term use by contractual or occasional customers.

For more information on Ryder System, Inc., visit http://investors.ryder.com/.

###

Note Regarding Forward-Looking Statements:
Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding market conditions, earnings performance, revenue in our business segments, fleet size, demand and pricing trends in commercial rental and used vehicle sales, cash flow measures, capital expenditures, debt, adjusted ROC, and our 2017 outlook. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, lower than expected lease sales, further decreases in commercial rental demand or poor acceptance of rental pricing, our ability to right-size our commercial rental fleet in line with demand, availability of labor to maintain our fleet at normalized levels, ability to redeploy and prepare for sale in a cost-efficient manner, worsening of market demand for used vehicles or greater than expected negative effects of excess inventory levels impacting current pricing, residual values and our anticipated proportion of retail versus wholesale sales, lack of customer demand for on-demand maintenance, higher than expected maintenance costs from new engine technology or due to lower than expected benefits from maintenance initiatives, decreases in freight demand or volumes, poor operational execution particularly with start-ups and new product launches, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, uncertainty and instability in the global economic market, business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, unexpected bad debt reserves or write-offs, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99.1

Note Regarding Non-GAAP Financial Measures:  This news release includes certain non-GAAP financial measures as defined under SEC rules, including:

Comparable Earnings Measures, including comparable earnings from continuing operations, comparable earnings per share from continuing operations (as well as forecasts), comparable earnings before income tax and comparable tax rate. Additionally, our adjusted return on average capital (ROC) and adjusted return on capital spread (ROC spread) measures are calculated based on comparable earnings items.

Operating Revenue Measures, including operating revenue and operating revenue growth excluding foreign exchange for Ryder and its business segments, and segment EBT as a percentage of operating revenue.

Cash Flow Measures, including total cash generated and free cash flow.

Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

Conference Call and Webcast Information:

Ryder’s earnings conference call and webcast is scheduled for Tuesday, April 25, 2017, from 11:00 a.m. to 12:00 noon Eastern Time. Speakers will be Chairman and Chief Executive Officer Robert Sanchez, and Executive Vice President and Chief Financial Officer Art Garcia. To join please click the below URL 5 minutes prior to the start of the webcast. You will need to complete the registration page to gain access to the webcast.

Ryder First Quarter Earnings Call Webcast URL: https://pgi.webcasts.com/starthere.jsp?ei=1139157

If you do not have computer speakers or headphones and/or would like to dial-into the webcast, please dial into the phone bridge below. In addition, please click the “listen by phone” option on the webcast player for the optimal viewing experience.

LIVE AUDIO VIA PHONE
Please dial the audio phone number approximately ten minutes prior to the start of the call.
Toll Free Number:        877-419-6593
USA Toll Number:             719-325-4754
Audio Passcode:                 Ryder
Conference Leader:            Bob Brunn

 AUDIO REPLAY VIA PHONE
An audio replay of the call will be available one hour after call ends for 30 days.
Toll Free Number:       888-203-1112
USA Toll Number:       719-457-0820
Replay Passcode:         8485992

AUDIO REPLAY VIA MP3 DOWNLOAD
A podcast of the call will be available within 24 hours after the end of the call at http://investors.ryder.com. Interested listeners may download the audio file and either save or listen to it on their computer or any portable MP3 player. Go to http://investors.ryder.com, select Financials/Quarterly Reports and the date in order to access the file.

AUDIO & SLIDE REPLAY VIA INTERNET
An audio replay including the slide presentation will be available on the Internet within 2 hours following the call.  Go to http://investors.ryder.com, select Financials/Quarterly Reports and the date in order to access the file.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended March 31, 2017 and 2016
(In millions, except per share amounts)

	Three Months
	2017	2016

Lease and rental revenues	$767.6	767.8
Services revenue	851.9	759.1
Fuel services revenue	128.7	102.8
Total revenues	1,748.2	1,629.7

Cost of lease and rental	578.8	552.5
Cost of services	714.1	631.7
Cost of fuel services	125.9	98.9
Other operating expenses	31.3	30.2
Selling, general and administrative expenses	201.8	204.4
Non-service retirement benefit costs	7.3	6.8
Used vehicle sales, net	(0.8)	(19.1)
Interest expense	34.9	37.9
Miscellaneous income, net	(5.0)	(2.3)
	1,688.2	1,541.0

Earnings from continuing operations before income taxes	60.0	88.7
Provision for income taxes	21.7	32.5
Earnings from continuing operations	38.3	56.2
Loss from discontinued operations, net of tax	(0.1)	(0.4)
Net earnings	$38.1	55.8

Earnings (loss) per common share - Diluted
Continuing operations	$0.71	1.05
Discontinued operations	—	(0.01)
Net earnings	$0.71	1.04

Earnings per share information - Diluted
Earnings from continuing operations	$38.3	56.2
Less: Distributed and undistributed earnings allocated to unvested stock	(0.1)	(0.2)
Earnings from continuing operations available to common stockholders	$38.1	56.0

Weighted-average shares outstanding - Diluted	53.4	53.4

EPS from continuing operations	$0.71	1.05
Non-operating pension costs	0.08	0.07
Operating tax adjustment	0.03	—
Comparable EPS from continuing operations *	$0.82	1.12

* Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS - UNAUDITED
(Dollars in millions)

	March 31, 2017	December 31, 2016

Assets:
Cash and cash equivalents	$38.0	58.8
Other current assets	1,075.4	1,042.8
Revenue earning equipment, net	8,171.2	8,147.7
Operating property and equipment, net	754.3	745.9
Other assets	935.0	907.3
	$10,973.8	10,902.5

Liabilities and shareholders' equity:
Current liabilities	$1,004.7	952.7
Total debt	5,326.2	5,391.3
Other non-current liabilities (including deferred income taxes)	2,563.1	2,506.2
Shareholders' equity	2,079.8	2,052.3
	$10,973.8	10,902.5

SELECTED KEY RATIOS AND METRICS

	March 31, 2017	December 31, 2016

Debt to equity	256%	263%
Effective interest rate (average cost of debt)	2.6%	2.7%

	Three months ended March 31,
	2017	2016

Cash provided by operating activities from continuing operations	$331.3	368.0
Free cash flow *	82.8	(60.8)
Capital expenditures paid	361.3	575.0

Capital expenditures (accrual basis)	$436.1	497.5
Less: Proceeds from sales (primarily revenue earning equipment)	(96.5)	(120.6)
Net capital expenditures	$339.6	376.9

	Three months ended March 31,
	2017	2016

Return on average shareholders' equity	11.9%	15.8%
Return on average assets	2.2%	2.9%
Adjusted return on capital *	4.6%	5.7%
Weighted average cost of capital	4.3%	4.4%
Return on capital spread **	0.3%	1.3%

* Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
** Non-GAAP financial measure. Adjusted return on capital spread is calculated as the difference of the adjusted return on capital and the weighted average cost of capital.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended March 31, 2017 and 2016
(Dollars in millions)

	Three Months
	2017	2016	B(W)

Total Revenue:
Fleet Management Solutions:
ChoiceLease	$656.3	622.9	5%
SelectCare	113.6	114.4	(1)%
Commercial rental	174.0	204.8	(15)%
Other	18.3	20.2	(10)%
Fuel services revenue	170.3	135.6	26%
Total Fleet Management Solutions	1,132.5	1,097.9	3%
Dedicated Transportation Solutions	266.7	244.8	9%
Supply Chain Solutions	462.7	388.7	19%
Eliminations	(113.7)	(101.8)	(12)%
Total revenue	$1,748.2	1,629.7	7%

Operating Revenue: *
Fleet Management Solutions	$962.2	962.3	—%
Dedicated Transportation Solutions	193.4	190.3	2%
Supply Chain Solutions	361.8	322.4	12%
Eliminations	(72.2)	(69.0)	(5)%
Operating revenue	$1,445.1	1,406.0	3%

Business segment earnings:
Earnings from continuing operations
before income taxes:
Fleet Management Solutions	$52.1	83.3	(37)%
Dedicated Transportation Solutions	11.3	14.3	(21)%
Supply Chain Solutions	27.4	19.8	39%
Eliminations	(11.2)	(11.7)	4%
	79.6	105.6	(25)%
Unallocated Central Support Services	(10.2)	(10.0)	(2)%
Non-operating pension costs	(7.2)	(6.9)	(5)%
Other items	(2.2)	—	NM
Earnings from continuing operations before income taxes	60.0	88.7	(32)%
Provision for income taxes	21.7	32.5	33%
Earnings from continuing operations	$38.3	56.2	(32)%

* Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended March 31, 2017 and 2016
(Dollars in millions)

	Three Months
	2017	2016	B(W)

Fleet Management Solutions

FMS total revenue	$1,132.5	1,097.9	3%
Fuel services revenue(a)	(170.3)	(135.6)	26%
FMS operating revenue *	$962.2	962.3	—%

Segment earnings before income taxes	$52.1	83.3	(37)%

FMS earnings before income taxes as % of FMS total revenue	4.6%	7.6%

FMS earnings before income taxes as % of FMS operating revenue *	5.4%	8.7%

Dedicated Transportation Solutions

DTS total revenue	$266.7	244.8	9%
Subcontracted transportation	(45.3)	(31.2)	45%
Fuel(a)	(28.0)	(23.3)	20%
DTS operating revenue *	$193.4	190.3	2%

Segment earnings before income taxes	$11.3	14.3	(21)%

DTS earnings before income taxes as % of DTS total revenue	4.2%	5.8%

DTS earnings before income taxes as % of DTS operating revenue *	5.8%	7.5%

Supply Chain Solutions

SCS total revenue	$462.7	388.7	19%
Subcontracted transportation	(82.5)	(52.0)	59%
Fuel(a)	(18.5)	(14.3)	29%
SCS operating revenue *	$361.8	322.4	12%

Segment earnings before income taxes	$27.4	19.8	39%

SCS earnings before income taxes as % of SCS total revenue	5.9%	5.1%

SCS earnings before income taxes as % of SCS operating revenue *	7.6%	6.1%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, DTS and SCS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to DTS and SCS.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended March 31,		Change
	2017	2016	2017/2016

ChoiceLease
Average fleet count	137,100	132,600	3%
End of period fleet count	137,900	133,300	3%
Miles/unit per day change - % (a)	1.5%	0.5%

Commercial rental
Average fleet count	37,300	41,000	(9)%
End of period fleet count	37,300	40,100	(7)%
Rental utilization - power units	67.2%	70.4%	(320) bps
Rental rate change - % (b)	1.1%	0.1%

Customer vehicles under
SelectCare contracts (c)
Average fleet count	50,100	48,200	4%
End of period fleet count	50,400	49,500	2%

Customer vehicles under
SelectCare on-demand (d)
Fleet serviced during the period	9,300	7,100	31%

DTS
Average fleet count (e)	8,200	8,000	3%
End of period fleet count (e)	8,300	8,200	1%

SCS
Average fleet count (e)	7,700	6,900	12%
End of period fleet count (e)	7,800	7,000	11%

Used vehicle sales (UVS)
Average UVS inventory	7,100	8,500	(16)%
End of period fleet count	6,700	8,600	(22)%
Used vehicles sold	4,500	4,700	(4)%
UVS pricing change - % (f)
Tractors	(16)%	(8)%
Trucks	(20)%	6%

Notes:

(a)	Represents the percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units.
(b)	Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(c)	Excludes customer vehicles under SelectCare on-demand contracts.
(d)
Comprised of the number of vehicles serviced under on-demand maintenance agreements. Vehicles included in the end of period count may have been serviced more than one time during the respective period.

(e)	These vehicle counts are also included within the average fleet counts for ChoiceLease, Commercial Rental and SelectCare.
(f)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.
Specifically, the following non-GAAP financial measures are included in this presentation:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
DTS Operating Revenue	DTS Total Revenue
SCS Operating Revenue	SCS Total Revenue
Operating Revenue Growth Excluding Foreign Exchange	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS and Comparable EPS Forecast	EPS from Continuing Operations EPS Forecast from Continuing Operations	Consolidated Condensed Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations (Forecast)
Adjusted Return on Average Capital (ROC) and Adjusted ROC Spread
Not Applicable. However, non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital is provided.
Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities	Appendix - Non-GAAP Financial Measure Reconciliations

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

OPERATING REVENUE RECONCILIATION

	Three months ended March 31,
	2017	2016

Total revenue	$1,748.2	1,629.7
Fuel	(175.3)	(140.5)
Subcontracted transportation	(127.8)	(83.2)
Operating revenue *	$1,445.1	1,406.0

OPERATING REVENUE GROWTH EXCLUDING FOREIGN EXCHANGE RECONCILIATION

	2017 vs 2016 Growth	Fx Impact (a)	Growth excl Fx*

RSI Total Revenue	7%	(1)%	8%
RSI Operating Revenue*	3%	(1)%	4%
FMS Total Revenue	3%	(1)%	4%
FMS Operating Revenue*	—%	(1)%	1%
SCS Total Revenue	19%	(1)%	20%
SCS Operating Revenue*	12%	(1)%	13%
ChoiceLease Revenue	5%	(1)%	6%
Commercial Rental Revenue	(15)%	(1)%	(14)%

TOTAL CASH GENERATED/FREE CASH FLOW RECONCILIATION

	Three months ended March 31,
	2017	2016

Net cash provided by operating activities from continuing operations	$331.3	368.0
Proceeds from sales (primarily revenue earning equipment) (b)	96.5	120.6
Collections on direct finance leases and other items (b)	16.3	25.6
Total cash generated *	444.1	514.2
Purchases of property and revenue earning equipment (b)	(361.3)	(575.0)
Free cash flow **	$82.8	(60.8)

Memo:
Net cash provided by (used in) financing activities	$(106.2)	60.5
Net cash used in investing activities	$(247.1)	(429.0)

Notes:

(a)
FX impact was calculated by dividing the results for the current and prior year periods by the exchange rates in effect on
March 31, 2016, which was the last day of the prior year period, rather than the actual exchange rates in effect as of
March 31, 2017.

(b)	Included in cash flows from investing activities.

** Non-GAAP financial measure.
** Non-GAAP financial measure. We refer to the net amount of cash generated from operating activities and investing activities (excluding changes in restricted cash and acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of net cash provided by operating activities and net cash provided by the sale of revenue earning equipment and operating property and equipment, collections on direct finance leases and other cash inflows from investing activities, less purchases of property and revenue earning equipment.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

ADJUSTED RETURN ON CAPITAL RECONCILIATION

	Twelve months ended March 31,
	2017	2016

Net earnings (12-month rolling period)	$244.5	308.2
+ Restructuring and other items	14.7	15.8
+ Income taxes	130.8	165.3
Adjusted earnings before income taxes	389.9	489.3
+ Adjusted interest expense (a)	145.1	151.7
- Adjusted income taxes (b)	(186.5)	(225.5)
= Adjusted net earnings for ROC (numerator) [A]	$348.5	415.5

Average total debt	$5,496.7	5,358.3
Average off-balance sheet debt	1.3	1.5
Average shareholders' equity	2,064.8	1,945.2
Adjustment to equity (c)	1.1	3.1
Adjusted average total capital (denominator) [B]	$7,563.9	7,308.1

Adjusted ROC * [A]/[B]	4.6%	5.7%

Notes:

(a)	Represents reported interest expense plus imputed interest on off-balance sheet obligations.
(b)	Represents provision for income taxes plus income taxes on restructuring and other items and adjusted interest expense.
(c)	Represents the impact to equity of items to arrive at comparable earnings.

* Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital set forth in this table.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions, except per share amounts)

COMPARABLE EARNINGS/EARNINGS BEFORE INCOME TAX/TAX RATE RECONCILIATION

		2017
	Consolidated Statements of Earnings Line Item	Three Months

Earnings from continuing operations before income taxes		$60.0
Non-operating pension costs	SG&A	7.2
Operating tax adjustment		2.2
Comparable earnings from continuing operations before income taxes*		69.4

Provision for income taxes		(21.7)
Income tax effects of non-GAAP adjustments**		(3.6)
Comparable provision for income taxes**		(25.2)

Earnings from continuing operations		38.3
Non-operating pension costs	SG&A	4.2
Operating tax adjustment		1.7
Comparable earnings from continuing operations*		$44.2

Tax rate on continuing operations		36.2%
Income tax effects of non-GAAP adjustments**		0.2%
Comparable tax rate on continuing operations**		36.4%

		2016
	Consolidated Statements of Earnings Line Item	Three Months

Earnings from continuing operations before income taxes		$88.7
Non-operating pension costs	SG&A	6.9
Comparable earnings from continuing operations before income taxes*		95.6

Provision for income taxes		(32.5)
Income tax effects of non-GAAP adjustments**		(2.9)
Comparable provision for income taxes**		(35.4)

Earnings from continuing operations		56.2
Non-operating pension costs	SG&A	4.0
Comparable earnings from continuing operations*		$60.1

Tax rate on continuing operations		36.7%
Income tax effects of non-GAAP adjustments**		0.4%
Comparable tax rate on continuing operations**		37.1%
* Non-GAAP financial measure.
** The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdictions to which the non-GAAP adjustments relate.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

Comparable earnings per share from continuing operations forecast:*	Second Quarter 2017	Full Year 2017
EPS from continuing operations	$0.79 to $0.89	$3.90 to $4.20
Non-operating pension costs, net of tax	0.08	0.32
Operating tax adjustment	—	0.03
Comparable EPS from continuing operations forecast*	$0.87 to $0.97	$4.25 to $4.55

Note: Amounts may not be additive due to rounding.

TOTAL CASH GENERATED/FREE CASH FLOW FORECAST RECONCILIATION

2017 Forecast
Net Cash Provided by Operating Activities from Continuing Operations	$1,700
Proceeds from sales (primarily revenue earning equipment) (1)	390
Collections of direct finance leases (1)	80
Total cash generated*	2,170

Capital expenditures (1)	(1,920)
Free cash flow **	$250

Memo:
Net cash used in financing activities	$250
Net cash used in investing activities	$1,450

(1)	Included in cash flows from investing activities.

* *Non-GAAP financial measure.
** Non-GAAP financial measure. We refer to the net amount of cash generated from operating activities and investing activities (excluding changes in restricted cash and acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of net cash provided by operating activities and net cash provided by the sale of revenue earning equipment and operating property and equipment, collections on direct finance leases and other cash inflows from investing activities, less purchases of property and revenue earning equipment.